SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 9, 2006

Date of report (date of earliest event reported)

HM PUBLISHING CORP.

HOUGHTON MIFFLIN COMPANY

(Exact name of registrants as specified in their charters)

Delaware Massachusetts	333-110720 333-105746	13-4265843 04-1456030
(State or other jurisdictions of incorporation or organization)	Commission File Numbers	(I.R.S. Employer Identification Nos.)

222 Berkeley Street

Boston, Massachusetts 02116

(Address of principal executive offices) (Zip Code)

(617) 351-5000

(Registrants’ telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications Pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 113e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Reference is hereby made to the 8-K filed on May 4, 2006, on which Registrants reported that Houghton Mifflin Company (the “Company”) was engaging in a reorganization transaction pursuant to which it intended to add three new companies, Houghton Mifflin Holding Company, Inc. (“Parent”), Houghton Mifflin, LLC (“Issuer”) and Houghton Mifflin Finance, Inc. (“Co-issuer”) to its corporate structure.

On May 9, 2006, as part of this reorganization transaction, the following material agreements were amended:

•	The Stockholders Agreement dated December 30, 2002 among Houghton Mifflin Holdings, Inc. (“Holdings”) and certain stockholders of Holdings. The amendment adds Parent, Issuer, Co-Issuer, the trustee under the rabbi trust (the “Trust”) formed by the Trust Agreement for the 2003 Deferred Compensation Plan dated as of January 28, 2003, as amended (the “Trust Agreement”) as parties and allows certain employee and former employee stockholders to become parties. Other than to add these parties, and to update certain provisions to provide for their participation, the terms of the Stockholders Agreement were not amended.

•	The Management Agreement dated December 30, 2002 among the Company, Parent, Holdings, THL Managers V, L.L.C., Bain Capital Partners, LLC, and Blackstone Management Partners III L.L.C. was amended to add Parent as a party. The substantive terms of the Amended Management Agreement are virtually identical to the terms of the Original Management Agreement.

•	An equitable adjustment was made pursuant to the terms of the Holdings’ 2003 Deferred Compensation Plan (the “2003 Plan”) to convert the stock units in Holdings allocated to the stock subaccount of each participant in the 2003 Plan into stock units representing the same number and class of shares of Parent. The 2003 Plan was amended to reflect the name of the Parent under the 2003 Plan, and otherwise the terms and conditions of the 2003 Plan remain in full force and effect and were not amended. The Trust Agreement was similarly amended to reflect the name of Parent, the fact that the shares held in trust are shares of Parent rather than shares of Holdings, and to update the number of shares held in the trust.

•	An equitable adjustment was made pursuant to the terms of the Holdings’ 2003 Stock Option Plan (the “2003 Stock Option Plan”) to convert all outstanding options to acquire shares of Holdings’ stock into options to acquire the same number and kind of shares of Parent at the same strike price as the original option. The 2003 Stock Option Plan was amended to provide that all references to “Holdings” in the 2003 Stock Option Plan were amended to refer to Parent. Other than to effectuate this equitable adjustment and to provide that any new options issued under the 2003 Stock Option Plan will be options on Parent Stock, the terms and conditions of the previously granted options and the 2003 Stock Option Plan remain in full force and effect and were not amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

HM PUBLISHING CORP. HOUGHTON MIFFLIN COMPANY

By:	/s/ Stephen C. Richards
	Name:	Stephen C. Richards
	Title:	Executive Vice President, Chief Operating Officer, and Chief Financial Officer

Dated: May 11, 2006